Exhibit 99.2

ACMI Holdings, Inc.

Unaudited Condensed Consolidated Financial Statements

June 30, 2004

ACMI HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

As Of June 30, 2004

(Amounts in thousands except share data)

ASSETS
Current assets:
Cash and cash equivalents	$3,920
Trade accounts and other receivables, net	1,252
Inventories, net	23,539
Prepaid expenses and other assets	4,446

Total current assets	33,157

Property and equipment, at cost:
Vending machines	72,984
Vehicles	2,636
Office equipment, furniture and fixtures	6,371

81,991
Less accumulated depreciation	(23,650)

Property and equipment, net	58,341

Placement fees, net of accumulated amortization of $6,371	1,949
Costs in excess of assets acquired	74,359
Other intangible assets, net of accumulated amortization of $1,462	8,512
Other assets, net of accumulated amortization of $4,582	7,107

Total assets	$183,425

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,787
Accounts payable	13,223
Accrued commissions	3,736
Other accrued expenses	3,270

Total current liabilities	27,016

Long-term debt, net of current portion	117,803
Other liabilities	304
Fair value of interest rate collar agreement	482

Total liabilities	145,605

Stockholders’ equity:
Common stock, $.01 par value; authorized 6,000,000 shares; 4,915,367 shares issued and outstanding	49
Additional paid-in capital	42,955
Less subscription receivable	(630)
Accumulated deficit	(4,554)

Total stockholders’ equity	37,820

Total liabilities and stockholders’ equity	$183,425

See accompanying notes to condensed consolidated financial statements.

ACMI HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands)

	Six Months Ended June 30,
	2004	2003
Revenue:
Vending	$109,924	$85,557
Franchise and other	2,014	1,902

Total revenue	111,938	87,459

Cost of revenue:
Vending, excluding related depreciation and amortization	77,966	60,067
Depreciation and amortization	7,136	6,556

Total cost of vending	85,102	66,623
Franchise and other	1,243	1,052

Total cost of revenue	86,345	67,675

Gross profit	25,593	19,784

General and administrative expenses	18,701	15,038
Depreciation and amortization	1,175	501
Restructuring charge	—	320

Operating earnings	5,717	3,925

Interest expense, net	7,725	6,396
Change in fair value of interest rate collar	(428)	44

Loss before income taxes	(1,580)	(2,515)

Income tax (expense) benefit	(81)	925

Net loss	$(1,661)	$(1,590)

See accompanying notes to condensed consolidated financial statements.

ACMI HOLDINGS, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

	Six Months Ended June 30,
	2004	2003
Cash flows from operating activities:
Net loss	$(1,661)	$(1,590)
Adjustments to reconcile net loss to net cash provided by operating activities-
Depreciation and amortization	6,551	7,750
Change in fair value of interest rate collar, net of cash paid	(428)	44
Gain on sale of assets	(78)	—
Changes in operating assets and liabilities:
Trade accounts and other receivables	42	(155)
Inventories	(577)	(1,460)
Prepaid expenses and other assets	1,392	(2,879)
Accounts payable, accrued expenses and other liabilities	(686)	3,835

Net cash provided by operating activities	4,555	5,545

Cash flows from investing activities:
Purchases of property and equipment, net	(5,046)	(7,528)
Proceeds from sale of assets	300	(34,375)
Placement fees	(1,008)	(1,252)

Net cash used in investing activities	(5,754)	(43,155)

Cash flows from financing activities:
Net borrowings on credit facility	752	25,237
Principal payments on long-term debt	(245)	(284)
Issuance of common stock, net of offering costs	13	12,500

Net cash provided by financing activities	520	37,453

Net change in cash and cash equivalents	(679)	(157)
Cash and cash equivalents at beginning of period	4,599	4,178

Cash and cash equivalents at end of period	$3,920	$4,021

See accompanying notes to condensed consolidated financial statements.

ACMI HOLDINGS, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2004

(1) Description of Business and Basis of Presentation

ACMI Holdings, Inc. (the “Company”) and subsidiaries, American Coin Merchandising, Inc. (“ACMI”) (d/b/a Sugarloaf Creations, Inc.) and Folz Vending, Inc., own and operate approximately 162,000 coin-operated amusement vending machines. Approximately 19,000 of these machines dispense plush toys, watches, jewelry, novelties, and other items, with the majority of the other machines dispensing bulk gum, candy and novelty items. The Company also operates kiddie rides, video games and other amusement equipment. The Company’s amusement vending machines are placed in supermarkets, mass merchandisers, bowling centers, truck stops, bingo halls, bars, restaurants, warehouse clubs and similar locations. At June 30, 2004, the Company had 37 field offices with operations in 49 states and Puerto Rico. The Company also sells products and amusement vending equipment to franchisees and third parties. At June 30, 2004, there were seven franchisees operating in seven territories. All significant intercompany balances and transactions have been eliminated in consolidation.

The Company was formed by two investment firms, Wellspring Capital Management LLC and Cadigan Investment Partners, Inc. (f/k/a Knightsbridge Holdings, LLC) to acquire all of the outstanding common stock of ACMI. On February 11, 2002, the Company completed the ACMI acquisition for approximately $110.7 million. Of this amount, approximately $28 million was paid in cash. The Company has recorded approximately $63.1 million of costs in excess of assets acquired as a result of the ACMI acquisition, which was accounted for using the purchase method of accounting. In connection with the ACMI acquisition, the Company issued warrants to purchase a total of 278,000 shares of the Company’s common stock at $8.50 per share. The warrants expire in February 2012. ACMI’s common stock is no longer publicly traded. The Company’s mandatorily redeemable preferred securities remain outstanding and continue to trade on the American Stock Exchange.

The accompanying condensed consolidated financial statements have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations. These condensed consolidated financial statements should be read in connection with the consolidated financial statements and notes thereto included in the Company’s financial statements for the year ended December 31, 2003.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. On an on-going basis, management evaluates its estimates and judgments, including those related to income taxes, inventory, property and equipment, valuation of long-lived and intangible assets, costs in excess of assets acquired, and placement fees and other assets. Management bases its estimates and judgments on historical experience and on various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ significantly from those estimates.

In the opinion of the Company, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal recurring accruals and adjustments) required to present fairly the Company’s financial position at June 30, 2004, and the results of its operations and cash flows for the six months ended June 30, 2004,. The operating results for the periods ended June 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004.

The Company adopted Financial Accounting Standards Board Interpretation No. 46 “Consolidation of Variable Interest Entities — An Interpretation of ARB No. 51”, as revised, (“FIN No. 46R”) during the year ended December 31, 2003. As a result of the adoption of FIN No. 46, the Company no longer consolidates its wholly owned subsidiary American Coin Merchandising Trust I (the “Trust”) and instead recognizes as debt the Ascending Rate Junior Subordinated Debentures issued by the Company and held by the Trust, as more fully discussed in Note 7.

(2) Summary of Significant Accounting Policies

On July 7, 2004, Coinstar Inc. (Coinstar) completed the purchase of the Company pursuant to an Agreement and Plan of Merger, dated May 23, 2004 by and among Coinstar, Sesame Mergeco, Inc. a wholly owned subsidiary of Coinstar (Sesame), the Company, ACMI and Wellspring Capital Management LLC, as Stockholder Representative. As a result of the merger Sesame merged with and into the Company, and the Company became a wholly owned subsidiary of Coinstar. The consideration paid for the acquisition was $235 million in cash.

The accompanying financial statements are presented on an historical basis and do not reflect the impact of the merger.

(3) Stock-Based Compensation

The Company applies Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” and related interpretations in accounting for its plans. No stock-based employee compensation cost has been recognized, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. Had compensation cost for the Company’s stock-based compensation plans been determined consistent with SFAS No. 123, “Accounting for Stock-Based Compensation,” the Company’s net loss would have been increased to the pro forma amounts indicated below (amounts in thousands):

	Six Months Ended June 30,
	2004	2003
Net loss
As reported	$(1,661)	$(1,590)
Pro forma	$(1,690)	$(1,641)

(4) Supplemental Disclosures of Cash Flow Information

A schedule of supplemental cash flow information follows (in thousands):

	Six Months Ended June 30,
	2004	2003
Cash paid during the period:
Interest paid	$5,142	$4,693
Income taxes paid	$67	$56

(5) Income Taxes

The Company accounts for income taxes under the asset and liability method of accounting for income taxes. Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes. Deferred tax assets and liabilities are measured using enacted rates expected to be in effect for the years in which those temporary differences are expected to be recovered or settled. The effects on deferred tax assets and liabilities of a change in tax rates are recognized in income in the period that includes the enactment date. The Company regularly reviews its deferred tax assets for recoverability and has established valuation allowances based on its taxable income, projected future taxable income, and the expected timing of the reversals of existing temporary differences. If the Company operates at a loss or is unable to generate sufficient future taxable income, or if there is a material change in the actual effective tax rates or time period within which the underlying temporary differences become taxable or deductible, the Company records a valuation allowance against all or a significant portion of our deferred tax assets resulting in an increase in our effective tax rate or reduction in benefit rate and a material adverse impact on our operating results. For the six months ended June 30, 2004, the Company did not recognize any benefit for its operating losses but increased its valuation allowance to approximately $1.6 million. Should management conclude that its deferred tax assets are realizable in the future, the valuation allowance will be reversed to the extent of such realizability.

The Company is also subject to examination of its income, sales and local use tax returns by the IRS and various other tax authorities. The Company periodically assesses the likelihood of adverse outcomes resulting from these examinations to determine the adequacy of its provisions and related accruals.

(6) Cost in Excess of Assets Acquired and Other Intangible Assets

Costs in excess of assets acquired and other intangible assets represent the purchase amount paid in excess of the fair value of the tangible net assets acquired. The Company performs a fair value assessment of costs in excess of assets acquired and the other intangible assets on an annual basis or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. Factors the Company considers important, which could trigger an impairment review, include significant underperformance relative to expected historical or projected future operating results, changes in the manner of use of the acquired assets or the strategy of the related business and negative industry or economic trends.

(7) Credit Facility and Long-Term Debt

(a) Senior Secured Credit Facility

On February 13, 2004, the Company completed Amendment No. 1 to its amended and restated senior secured credit facility dated April 15, 2003. The amended senior secured credit facility is comprised of a $12.0 million revolving credit facility and provides for up to $78.5 million of term debt. The $78.5 million term debt facility is comprised of a $26.3 million term loan A, a $37.2 million term loan B, a $2.7 million term loan C and a $12.3 million term loan D. As of June 30, 2004, there was $72.4 million of total term loans outstanding. As of June 30, 2004, there was $3.0 million outstanding on the revolver, $1.1 million utilized by letters of credit, and $7.9 million available under the revolving credit facility. The revolving credit facility expires on March 31, 2007. Under the term loan facilities, the Company is required to make quarterly principal installments that increase in amount until the March 31, 2008 termination of the facilities. The revolving facility and the term loans bear interest at a floating rate at the Company’s option, equal to either LIBOR plus the applicable margin or a base rate that is equal to the higher of the prime rate or the federal funds rate plus one-half percent plus the applicable margin. The effective rate of interest on the credit facility at June 30, 2004 was 8.0%.

The credit agreement governing the Company’s senior secured credit facility requires certain financial ratios to be met and places restrictions on, among other things, the incurrence of additional debt financing and certain payments to the Company’s parent company.

(b) Senior Subordinated Notes

In February 2002 and April 2003, the Company issued $25.0 million and $6.5 million, respectively, of senior subordinated notes due in 2009. Interest on these notes is payable on a quarterly basis at the rate of 17% per annum; provided, however, the minimum cash interest on these notes is 13% with the balance of interest payable in the form of additional payment in kind notes. Included in the $34.2 million of senior subordinated notes outstanding at June 30, 2004 is $2.7 million of payment in kind notes issued in lieu of interest. The note agreement provides that certain financial ratios be met and places restrictions on, among other things, the incurrence of additional senior subordinated indebtedness and certain restricted payments.

(c) Ascending Rate Junior Subordinated Debentures

In September 1998, the Trust completed a public offering of $17 million of Ascending Rate (10.5% at December 31, 1998 increasing to 12.0% at September 16, 2005) Cumulative Trust Preferred Securities (the “Trust Preferred Securities”). The Trust used the proceeds from the sale of the Trust Preferred Securities to purchase approximately $17 million of American Coin Merchandising, Inc. Ascending Rate (10.5% at December 31, 1998 increasing to 12.0% at September 16, 2005) Junior Subordinated Debentures (the “Subordinated Debentures”) due September 15, 2028. The sole assets of the Trust are the Subordinated Debentures.

Prior to the deconsolidation of the Trust as required by FIN No. 46R, the Company reported the Trust Preferred Securities as “Company obligated mandatorily redeemable preferred securities of subsidiary trust holding junior subordinated debentures,” a mezzanine security on the condensed consolidated balance sheets. Under FIN No. 46R, the condensed consolidated financial statements reflect the deconsolidation of the Trust for all periods presented. Accordingly, long-term debt and interest expense reflect the obligation and interest cost, respectively of the Subordinated Debentures. Adoption of FIN No. 46R did not have a material effect on results of operations in the periods presented, as the fair value of the Subordinated Debentures approximates the fair value of the Trust Preferred Securities and the effective interest cost on the Trust Preferred Securities approximates the effective interest expense on the Subordinated Debentures.

The Company may defer the payment of interest on the Subordinated Debentures for successive periods up to eight consecutive quarters. During such periods, accrued interest on the Subordinated Debentures will compound quarterly and the Company may not declare or pay distributions on its common stock or debt securities that rank equal or junior to the Subordinated Debentures.

Long-term debt consists of the following at June 30, 2004 (in thousands):

Senior secured credit facility	$75,445
Senior subordinated notes	34,167
Notes payable to a former franchisee and others, due in monthly and quarterly installments with interest ranging from 6% to 9%; maturing between 2004 and 2005, secured by certain property and equipment	494
Ascending rate junior subordinated debentures	14,484

Total long-term debt	124,590
Less current portion	(6,787)

Long-term debt, net of current portion	$117,803

(8) Interest Rate Collar

The Company uses variable rate debt to finance its operations. These debt obligations expose the Company to variability in interest payments due to changes in interest rates. If interest rates increase, interest expense increases. Conversely, if interest rates decrease, interest expense also decreases.

Management believes it is prudent to limit the variability of a portion of its interest payments, and the Company is obligated under terms of its debt agreements to limit the variability of a portion of its interest payments. Accordingly, the Company entered into an interest rate collar instrument on March 28, 2002, with the Royal Bank of Scotland PLC. The Company paid $181,000 to obtain the agreement which hedges against increases in LIBOR rates through March 31, 2005. The initial notional amount was $27.5 million amortizing over a three-year period. The initial floor rate is 3.0% increasing 1.0% per year over the life of the agreement and the initial cap rate is 4.0% increasing 1.0% per year over the life of the agreement. The Company is the floor rate payee and the Royal Bank of Scotland PLC is the cap rate payee. No payments are made if LIBOR falls between the floor and cap rate. This agreement reduces the risk of interest rate increases to the Company above the cap rate.

SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” requires that all derivative instruments be reported in the statement of financial position as assets or liabilities and measured at fair value. The Company’s interest rate collar instrument does not qualify for hedge accounting treatment under SFAS No. 133. Accordingly the Company records this instrument at fair value and recognizes realized and unrealized gains and losses. The Company paid $398,000 during the six months ended June 30, 2004 since LIBOR was below the floor rate under the interest rate collar. This amount is included in interest expense in the condensed consolidated statements of operations. The fair value of the interest rate collar is obtained from bank quotes. These values represent the estimated amount the Company would receive or pay to terminate the agreement taking into consideration current interest rates. The fair value at December 31, 2003 was a liability of $911,000. The fair value recorded at June 30, 2004 was a liability of $482,000. Accordingly, the change in fair value of this non-hedging derivative instrument is included as a net expense reduction of $428,000 for the six months ending June 30, 2004. The Company does not speculate using derivative instruments.

(9) Restructuring Charge

In June 2003, the Company recorded a restructuring charge associated with the termination of certain administrative and sales employees that resulted from reorganizing certain functions after the acquisition of Folz. The restructuring accrual is included in other accrued expenses in the accompanying condensed consolidated balance sheets and follows the guidance of Statement of Financial Accounting Standards (“SFAS”) No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.”

The activity in the restructuring accrual is as follows:

Balance, December 31, 2003	$139
Expense	—
Payments	(111)

Balance, June 30, 2004	$28